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                                                                    EXHIBIT 10.2

                         EXECUTIVE EMPLOYMENT AGREEMENT

          THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made as of June 17, 2002, between Focal Communications Corporation, a Delaware corporation (the "Company"), and Kathy Perone ("Executive").

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

          1. EMPLOYMENT. The Company will employ Executive, and Executive hereby accepts employment with the Company, on the terms and subject to the conditions set forth in this Agreement, for the period beginning on June 17, 2002 (the "START DATE") and ending as provided in Section 5 hereof (the "EMPLOYMENT PERIOD").

          2.   POSITION AND DUTIES.

          (a) During the Employment Period, Executive will serve as the President and Chief Executive Officer of the Company, and Executive will render such administrative, financial and other executive and managerial services to the Company and its Subsidiaries which are consistent with Executive's position as the Company's Board of Directors (the "BOARD") may from time to time direct.

          (b) During the Employment Period, Executive will report to the Board and will devote her best efforts and her full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company; PROVIDED that Executive shall be permitted to serve on the advisory boards or boards of directors of other businesses or charitable entities, so long as such service does not interfere with her performance of her duties to the Company under this Agreement, and so long as she periodically informs the Board of such commitments. Executive will perform her duties, responsibilities and functions to the best of her abilities in a diligent, trustworthy, professional and efficient manner and will comply with the Company's and its Subsidiaries' policies and procedures in all material respects.

          (c) For purposes of this Agreement, "SUBSIDIARIES" will mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

          3.   COMPENSATION AND BENEFITS.

          (a) During the Employment Period, Executive's base salary will be $325,000 per annum (increasing on each anniversary of the Start Date to 105% of the prior year's base salary), or such higher rate as the Board may determine from time to time (as adjusted from time to time, the "BASE SALARY"), which salary shall be payable by the Company in regular installments in accordance with the Company's general payroll practices (in effect from time to time).

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          (b)  At the end of each calendar year during the Employment Period, the Board may, in its sole discretion, award a bonus to Executive of up to 100% of Executive's Base Salary in effect on December 31st of such year (or, in the case of calendar year 2002, of up to $189,583), the amount of which bonus will be determined by the Board in its sole discretion based on Executive's achievement of performance objectives agreed to by Executive and the Board at the beginning of each such year (or, in the case of calendar year 2002, performance objectives agreed to by Executive and the Board prior to the Start
Date) and such other factors as the Board deems appropriate.

          (c) On the Start Date, Executive will be entitled to receive a grant of options ("OPTIONS") to acquire 600,000 shares of the Company's common stock (as such number of shares is proportionally adjusted for any stock split, stock dividend, reverse stock split, combination of shares, or other recapitalization affecting the Company's common stock occurring after the date hereof and prior to the issuance of such options). In connection with such grant of options, the Company and Executive will enter into a Non-Qualified Stock Option Agreement in form and substance substantially as set forth in EXHIBIT B attached hereto.

          (d) On each anniversary of the Start Date occurring during the Employment Period, the Board may, in its sole discretion, award Executive a grant of up to 100,000 Options (as such number is proportionally adjusted for any stock split, stock dividend, reverse stock split, combination of shares, or other recapitalization affecting the Company's common stock occurring after the date hereof and prior to the issuance of such Options), the number of which Options will be determined by the Board in its sole discretion based on Executive's achievement of performance objectives agreed to by Executive and the Board at the beginning of each calendar year and such other factors as the Board deems appropriate. In connection with any such grant, the Company and Executive will enter into a Non-Qualified Stock Option Agreement in form and substance substantially as set forth in EXHIBIT C attached hereto, with such changes thereto as are mutually agreed to the Board and Executive.

          (e) During the Employment Period, Executive will be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible; PROVIDED that Executive will be entitled to five (5) weeks of paid vacation each calendar year in accordance with the Company's policies, which if not taken during any year may not be carried forward to any subsequent calendar year and no compensation shall be payable in lieu thereof (except as expressly provided in Section 5).

          (f) During the Employment Period, the Company will reimburse Executive for each of the following (without duplication):

               (i) all reasonable out-of-pocket travel and other business expenses incurred by her as required in the course of performing her duties and responsibilities under this Agreement, which expenses will be reimbursed in a manner consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, and subject to the Company's requirements with respect to reporting and documentation of such expenses;

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               (ii)   all reasonable out-of-pocket expenses incurred by her in
     commuting between her permanent homes in New Jersey and Florida, on the one hand, and the Company's offices in Chicago or such other locations to which Executive is required to travel, on the other hand, up to four roundtrips per calendar month (unless otherwise approved by the Board), but not including any personal travel such as travel between her permanent homes), which expenses will be reimbursed in a manner consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, and subject to the Company's requirements with respect to reporting and documentation of such expenses;

               (iii) for so long as Executive serves as a director on the Board, all reasonable out-of-pocket business expenses incurred by her in connection with attending meetings of the Board, subject to the Company's requirements with respect to reporting and documentation of such expenses;

               (iv) to the extent such services are not provided by the Company, all reasonable fees and disbursements for one legal counsel to Executive incurred in complying with periodic reporting or filing requirements under applicable securities laws arising out of (A) Executive's position with the Company, (B) compensation by the Company, or
     (C) ownership of the Company's securities; and

               (v) all reasonable fees and disbursements for one legal counsel to Executive incurred on or prior to the date hereof in negotiating and documenting her employment arrangement with the Company.

Executive agrees that she will work in good faith with the Company to manage her reimbursable expenses in a cost- and tax-efficient manner.

          (g) During the Employment Period, the Company will provide Executive with the use and occupancy of an apartment in Chicago leased by the Company.

          (h) To the extent any portion of the benefit provided under paragraphs 3(f)(ii), 3(f)(v), or 3(g) is properly included as taxable income under the Internal Revenue Code of 1986, as amended (the "CODE"), the Company shall, in addition to providing such benefits, pay to Executive prior to April 10 of the year following the year such benefits are provided an amount equal to the result from dividing (i) the Tax Cost (as defined below) of such benefits BY
(ii) one MINUS the highest combined federal and state tax rates actually applicable to Executive for the taxable year in which such reimbursement is received (taking into account the federal deduction for state taxes paid and the character of income recognized by Executive). For purposes of this Agreement, the "Tax Cost" of any benefits provided under paragraphs 3(f)(ii), 3(f)(v), or 3(g) will mean the product obtained by multiplying (x) the amount of gross income includable as a result of such benefits TIMES (y) the highest combined federal and state tax rates actually applicable to Executive for the taxable year in which such benefits are provided (taking into account the federal deduction for state taxes paid and the character of income recognized by Executive by reason of such benefits).

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          (i)  During the Employment Period, the Company will maintain directors and officers indemnity insurance in amount and coverage reasonably satisfactory to Executive (it being understood that the Company's existing insurance is satisfactory to Executive); and the Company's certificate of incorporation and bylaws will provide for indemnification and exculpation of directors and officers to the fullest extent permitted under applicable law.

          (j) The Company may withhold from any amounts payable under this Agreement all federal, state, or other taxes and withholding amounts as the Company is required to withhold under applicable law.

          (k) The Company shall, if requested by Executive, allow and assist Executive in establishing a 10(b)-5-1 plan for purposes of sales of securities of the Company by Executive, and, to the extent such services are not provided by the Company, all reasonable fees and disbursements for one legal counsel to Executive incurred in connection with establishing such plan will be treated as incurred pursuant to Section 3(f)(iv).

          4. BOARD MEMBERSHIP. With respect to all regular elections of directors during the Employment Period, the Company shall nominate, and use its reasonable efforts to cause the election of, Executive to serve as a member of the Board. For so long as Executive serves on the Board, Executive shall be appointed by the Board to serve on all committees (other than the compensation committee) with authority over the Company's budget or any component thereof, including any capital spending committees, and shall be entitled to attend all meetings (other than customary meetings in executive session that are not meetings of the Board within the meaning of Section 141 of the Delaware General Corporation Law) of any committee of the Board (other than the compensation committee). Upon the termination or expiration of the Employment Period, Executive shall resign as a director of the Company and its Subsidiaries, as the case may be, and from each committee of the Board.

          5.   TERM.

          (a) The Employment Period shall continue from the Start Date until the earliest to occur of Executive's resignation, death, Disability (as defined below), or termination by the Company. The Company may terminate Executive's employment at any time with or without Cause (as defined below), and Executive may terminate her employment at any time with or without Good Reason (as defined below) upon giving written notice of her resignation to the Company at least 60 days prior to the date of such termination.

          (b) If Executive's employment is terminated due to Executive's death, the Company will pay to Executive's estate Executive's Base Salary (together with all unused vacation benefits for the year of termination accrued) through the date of termination.

          (c) If Executive's employment is terminated due to Executive's Disability, Executive will be entitled to receive her Base Salary (together with all unused vacation benefits for the year of termination accrued) through the date of termination, and Executive will be entitled to such benefits as are available under the Company's long-term disability insurance plans as in effect on the date of termination. Executive will be "DISABLED" only if, as a result of

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her incapacity due to physical or mental illness, she is considered disabled under the Company's long-term disability insurance plans referred to in the preceding sentence.

          (d) If Executive's employment is terminated due to Executive's resignation (other than for Good Reason) or a termination by the Company for Cause, Executive will be entitled to receive her Base Salary (together with all unused vacation benefits for the year of termination accrued) through the date of such termination.

          (e) If Executive's employment is terminated due to Executive's resignation for Good Reason or a termination by the Company (other than for Cause), then Executive will be entitled to receive:

               (i) her Base Salary (together with all unused vacation benefits for the year of termination accrued) through the date of termination;

               (ii) a lump-sum cash payment within 30 days after the date of such termination equal to the sum of (x) 100% of her annual Base Salary in effect on the date of termination PLUS (y) 100% of any bonus actually paid to Executive pursuant to Section 3(b) in respect of the calendar year-end most recently preceding the date of termination; PROVIDED that in the case of any termination during calendar 2002 the payment under this clause (ii) would be $0, and in the case of any termination during calendar year 2003 the payment under this clause (ii) would be an amount equal to $341,250 multiplied by a fraction, the numerator of which is the amount of any bonus actually paid to Executive pursuant to Section 3(b) in respect of the end of calendar year 2002, and the denominator of which is $189,583; and

               (iii) a continuation through the one-year anniversary of the date of termination of her participation in the Company's health and other insurance benefit programs for which senior executive employee's are generally eligible (unless at any time during such one-year period Executive obtains other employment with substantially comparable health and other insurance benefits)

PROVIDED that, with respect to clauses (ii) and (iii), Executive will be entitled to receive such amounts if and only if Executive has executed and delivered to the Company the General Release substantially in form and substance as set forth in EXHIBIT A attached hereto and only so long as Executive has not breached the provisions of paragraphs 6, 7 and 8 hereof.

          (f) Except as otherwise expressly provided herein, all of Executive's rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA).

          (g)  For purposes of this Agreement, "CAUSE" shall mean Executive's
(i) commission of a felony, (ii) commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their

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customers or suppliers, (iii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm, (iv) continued and repeated refusal or failure (other than by reason of Disability) to perform her duties as reasonably directed by the Board, (v) gross negligence or willful misconduct that is materially detrimental to the Company or any of its Subsidiaries, or (vi) any other material breach of this Agreement; PROVIDED that in the case of (iii) through (iv) or (vi) above, Executive shall have received written notice from the Board of the acts purportedly constituting "Cause" and shall have failed to cure such acts within 30 days following receipt of such notice; AND PROVIDED FURTHER that a termination for "Cause" shall occur only upon the vote of a majority of the members of the Board (other than Executive) at a meeting of which Executive has been notified and offered the opportunity to appear before the Board and address the acts purportedly giving rise to such "Cause."

          (h) For purposes of this Agreement, a termination by Executive for "GOOD REASON" will mean Executive's voluntary resignation after any of the following: (i) a demotion of Executive from the position of Chief Executive Officer without her consent, (ii) a substantial reduction in Executive's authority and responsibilities as Chief Executive Officer without her consent,
(iii) a reduction in Executive's Base Salary required under Section 3(a), or in the maximum bonus for which Executive may be eligible under Section 3(b), without her consent, (iv) a relocation of Executive's principal place of business more than 35 miles from the greater Chicago metropolitan area without her consent, or (v) any material breach of this Agreement, including any Option Agreement executed pursuant to this Agreement by the Company; PROVIDED that no such occurrence shall constitute the basis for a termination with "Good Reason" unless Executive notifies the Company in writing within 90 days of such occurrence that Executive considers such occurrence to be the basis for a termination with "Good Reason" and the Company fails to cure such occurrence within 30 days following receipt of such notice.

          6.   CONFIDENTIAL INFORMATION.

          (a) Executive acknowledges that the information, observations and data (including trade secrets) obtained by her while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any Subsidiary ("CONFIDENTIAL INFORMATION") are the property of the Company or such Subsidiary. Therefore, Executive agrees that she shall not disclose to any unauthorized person or use for her own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company or its Subsidiaries which she may then possess or have under her control; PROVIDED that the Company shall provide Executive with reasonable access during normal business hours to all such materials to the extent reasonably required with respect to any dispute or matter with respect to which Executive may

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have personal liability, and all such materials made available to Executive shall continue to be subject to the confidentiality provisions set forth in this
Section 6.

          (b) Executive shall be prohibited from using or disclosing any confidential information or trade secrets that Executive may have learned through any prior employment. If at any time during this employment with the Company or any Subsidiary, Executive believes she is being asked to engage in work that will, or will be likely to, jeopardize any confidentiality or other obligations Executive may have to former employers, Executive shall immediately advise the Board so that Executive's duties can be modified appropriately.

          (c) Executive represents and warrants to the Company that Executive took nothing with her which belonged to any former employer when Executive left her prior position and that Executive has nothing that contains any information which belongs to any former employer. If at any time Executive discovers this is incorrect, Executive shall promptly return any such materials to Executive's former employer. The Company does not want any such materials, and Executive shall not be permitted to use or refer to any such materials in the performance of Executive's duties hereunder.

          7. INTELLECTUAL PROPERTY, INVENTIONS AND PATENTS. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive (whether above or jointly with others) while employed by the Company and its Subsidiaries, whether before or after the date of this Agreement ("WORK PRODUCT"), belong to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and, at the Company's expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          In accordance with Section 2872 of the Illinois Employee Patent Act, Ill. Rev. Stat. Chap. 140, Section 301 ET SEQ. (1983), Executive is hereby advised that this paragraph 7 regarding the Company's and its Subsidiaries' ownership of Work Product does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company or any Subsidiary was used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of the Company or any Subsidiary or to the Company's or any Subsidiaries' actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company or any Subsidiary.

          8.   NON-COMPETE, NON-SOLICITATION.

          (a) Executive acknowledges and agrees with the Company that in the course of her employment with the Company she will become familiar with the Company's trade secrets

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and with other confidential and proprietary information concerning the Company and its Subsidiaries, that Executive's services to the Company and its Subsidiaries are special and unique in nature and of an extraordinary value to the Company, and that the Company would be irreparably damaged if Executive were to provide similar services to any Person competing with the Company or any of its Subsidiaries or engaged in similar business.

          (b) Therefore, in order to induce the Company to hire Executive and enter into this Agreement, and in further consideration of Executive's compensation under employment arrangements with the Company, Executive covenants and agrees that during the Employment Period and (so long as the Company pays to Executive all amounts and provides such benefits as are owed to her under the terms of this Agreement) for one (1) year thereafter (the "NONCOMPETE PERIOD"), she shall not directly or indirectly, either for herself or for any other Person, participate in any business or enterprise that engages or proposes to engage in the provision or sale of local exchange telecommunications services within the United States.

          (c) For purposes hereof, "PERSON" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or governmental entity, department, agency, or political subdivision.

          (d) For purposes hereof, "participate in" will including, without limitation, having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, member, joint venturer, creditor, or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, supervisor, employee, agent, consultant, or otherwise), other than passive ownership of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (e) During the Noncompete Period, Executive shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the period from six months' prior to the termination of the Employment Period until six months' after the termination of the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Subsidiaries).

          9. ENFORCEMENT. If, at the time of enforcement of Section 6, 7 or 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential

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Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of Section 8, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive acknowledges that the restrictions contained in Section 8 are reasonable and that she has reviewed the provisions of this Agreement with her legal counsel.

          10. EXECUTIVE'S REPRESENTATIONS. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which she is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that she has consulted with independent legal counsel regarding her rights and obligations under this Agreement and that she fully understands the terms and conditions contained herein. As a inducement to the Company to enter into this Agreement, Executive acknowledges and agrees that no provision contained herein shall entitle her to remain in the employment of the Company or any of its Subsidiaries or affect the right of the Company to terminate her employment at any time and for any reason.

          11.  MISCELLANEOUS.

          (a) SURVIVAL. Sections 6 through 11 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

          (b) NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:

               Kathleen A. Perone
               13054 Sandwedge Court
               Jacksonville, FL 32224

          Notices to the Company:

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               Focal Communications Corporation
               200 North LaSalle Street, Suite 1100
               Chicago, IL 60601
               Attention: General Counsel
               Telephone: 312-895-8400
               Fax:  312-895-4229

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

          (c) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (d) COMPLETE AGREEMENT. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (e) NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          (f) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (g) SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign her rights or delegate her duties or obligations hereunder without the prior written consent of the Company.

          (h) CHOICE OF LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

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          (i)  AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company's right to terminate the Employment Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

          (j) INSURANCE. The Company may, at its discretion, apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that she has no reason to believe that her life is not insurable at rates now prevailing for healthy men of her age.

          (k) EXECUTIVE'S COOPERATION. During the Employment and thereafter, Executive shall cooperate with the Company and its Subsidiaries in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive's possession, all at times and on schedules that are reasonably consistent with Executive's other permitted activities and commitments). In the event the Company requires Executive's cooperation in accordance with this paragraph, the Company shall reimburse Executive for her reasonable out-of-pocket expenses incurred in connection therewith (including travel, lodging, meals, and reasonable legal expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses)

          (l) MANDATORY ARBITRATION. Except as otherwise expressly provided herein with respect to the availability of equitable remedies, all claims, disputes, controversies or other matters in question arising under or relating to this Agreement (collectively, "Disputes") will, if unable to be resolved within 10 days of preliminary negotiation between Executive and the Company, be resolved through binding arbitration in accordance with the commercial arbitration rules and practices of the American Arbitration Association. Such arbitration will be in New York, New York, or such other place as is mutually agreeable to Executive and the Company. The cost of each arbitration proceeding, including without limitation the arbitrator's compensation and expenses, hearing room charges, court reporter transcript charges, reasonable attorney fees and expenses, etc., will be allocated among the parties by the arbitrator based upon the relative merits of the positions of the parties to such Dispute in such arbitration. The parties hereto agree that, subject to the provisions herein with respect to the availability of equitable remedies, mandatory arbitration under this Section 11(l) will be the sole and exclusive remedy for resolving and remedying all Disputes hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    FOCAL COMMUNICATIONS CORPORATION


                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                    EXECUTIVE


                                    --------------------------------------------
                                    Kathy Perone

                                                                       EXHIBIT A

                                 GENERAL RELEASE

     I, Kathy Perone, in consideration of and subject to the performance by Focal Communications Corporation, a Delaware corporation (together with its subsidiaries, the "Company"), of its material obligations under the Employment Agreement, dated as of June 17, 2002 (the "AGREEMENT"), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the "RELEASED PARTIES") to the extent provided below.

1. I understand that any payments or benefits paid or granted to me under paragraph 5(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in paragraph 5(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2. Except as provided in paragraph 4 below, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "CLAIMS").

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

                                      ExA-1

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that (a) I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release, and (b) if any such pending charge or complaint of which I am not presently aware is or becomes in existence, I will upon becoming aware of such charge or complaint use all reasonably diligent efforts to cause such charge or complaint to be dismissed or terminated.

6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7. I agree that if I violate this General Release by bringing any Claim against the Company or any other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees and expenses.

8. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

                                      ExA-2

10. I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for my reasonable out-of-pocket expenses incurred in connection therewith (including travel, lodging, meals, and reasonable legal expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses).

11. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement.

12. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)  I HAVE READ IT CAREFULLY;

(b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)  I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON _______________ __, _____

                                      ExA-3

     TO CONSIDER IT AND THE CHANGES MADE SINCE THE _______________ __, _____ VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f) THE CHANGES TO THE AGREEMENT SINCE _______________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g) I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE:
      --------------                       -------------------------------------

                                      ExA-4

                                                                       EXHIBIT B

                         INITIAL STOCK OPTION AGREEMENT

See attached.

                                      ExB-1

                                                                       EXHIBIT C

                      REPLENISHMENT STOCK OPTION AGREEMENT

See attached.

                                      ExC-1